UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 1, 2011

Bacterin International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
333-158426	20-5313323
(Commission File Number)	(IRS Employer Identification No.)
600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

A copy of Bacterin’s most recent investor presentation is attached as Exhibit 99.1 and incorporated herein.  Bacterin plans to use the attached presentation in meetings with potential investors in February 2011, including meetings at the Lazard Capital Markets 3rd Annual Medical Technology & Life Science Tools Snowbird Conference, February 23-25, 2011, at the Cliff Lodge, Snowbird Ski & Summer Resort, Snowbird, Utah.  The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties.  These forward-looking statements include earnings guidance and other statements regarding our expectations and beliefs.  The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations.  These statements are not, however, guarantees of performance and actual results may differ materially.  Risks and uncertainties which may cause actual results to be different than expressed or implied in our forward-looking statements include, but are not limited to, the risk factors described under the heading “Risk Factors” in Amendment No. 2 to our Form S-1 filed January 7, 2011.  The Company expressly disclaims any current intention to update any forward-looking statements as a result of new information or future events or developments.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

99.1	Bacterin International Holdings, Inc. Investor Presentation February 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2011	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Guy S. Cook
Name: Guy S. Cook Title: President and Chief Executive Officer